1. AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT

        This Amendment Number Two to Loan and Security Agreement (“Amendment”) is entered into as of September 30, 1999, by and between FOOTHILL CAPITAL CORPORATION, a California corporation (“Foothill”), and SILICON STORAGE TECHNOLOGY, INC., a California corporation (“Borrower”), in light of the following:

        A. Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of September 22, 1998 as amended on December 8, 1998 (the “Agreement”).

        B. Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.

        NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

        2. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

        3. AMENDMENTS.

        2.1 Section 1.1 of the Agreement is amended to add the following definitions:

“EBIT” means the consolidated net income of Borrower and its Subsidiaries (excluding extraordinary items) for the applicable period plus all interest expense and income tax expense for the period.

“Minimum Cumulative EBIT” means the following amounts as of the following periods, in each case evidenced by Borrower’s financial covenants delivered to Foothill within 30 days of the end of each such period, in sufficient detail to determine Borrower’s EBIT for such periods:

PERIOD	MINIMUM CUMULATIVE EBIT
October 1999	$ 400,000
October 1, 1999 through
November 30, 1999	800,000
October 1, 1999 through
December 31, 1999	4,000,000
October 1, 1999 through
January 31, 2000	5,100,000
October 1, 1999 through
February 28, 2000	6,200,000
October 1, 1999 through
March 31, 2000	8,000,000
October 1, 1999 through
April 30, 2000	9,300,000
October 1, 1999 through
May 31, 2000	10,600,000
October 1, 1999 through
June 30, 2000	$12,600,000

Borrower shall not be deemed to have failed to maintain Minimum Cumulative EBIT for any of the periods ending November 30, 1999 through June 30, 2000 unless Borrower fails to achieve the Minimum Cumulative EBIT for two consecutive months. Minimum Cumulative EBIT shall not apply to any periods after June 30, 2000.

        2.2 The definition of Maximum Revolving Amount in Section 1.1 of the Agreement is amended to read as follows:

“Maximum Revolving Amount” means the following, as applicable:

(a) $35,000,000 minus the amount of the outstanding Capital Expenditure Loans from October 1, 1999 through the earlier to occur of (i) timely receipt by Foothill of financial statements for the period ending November 30, 1999 or the period ending December 31, 1999 reflecting, to Foothill’s satisfaction, that Borrower has achieved the Minimum Cumulative EBIT for such period then ending (in either case, the “Initial EBIT Compliance Documentation”), or (ii) failure of Borrower to timely deliver financial statements for any period ending on or after December 31, 1999 evidencing that Borrower has achieved the Minimum Cumulative EBIT for such period (an “EBIT Noncompliance Event”);

(b) $50,000,000 minus the amount of the outstanding Capital Expenditure Loans from January 1, 2000 through March 31, 2000 so long as Borrower has timely delivered the Initial EBIT Compliance Documentation to Foothill;

(c) In the event that the Maximum Revolving Amount has been increased to $50,000,000 pursuant to (b) above, such amount shall be reduced to $40,000,000 minus the amount of the outstanding Capital Expenditure Loans from April 1, 2000 through May 31, 2000;

(d) $25,000,000 minus the amount of the outstanding Capital Expenditure Loans at all times on or after the earlier to occur of (i) July 1, 2000, and (ii) an EBIT Noncompliance Event.

        2.3 Section 2.11(b) is amended to read as follows:

(b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee, in an amount equal to 0.25% per annum times the difference between the average daily balance of the advances that were outstanding during the immediately preceding month and the Maximum Revolving Amount for the period commencing October 1, 1999 through June 30, 2000. Thereafter, the unused line fee shall an amount equal to 0.25% per annum times the difference between the average Daily Balance of the Advances there were outstanding during the immediately preceding month and $5,000,000.

        2.4 Sections 3.4 and 3.6 of the Agreement are amended to read as follows:

3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on September 22, 2002 (the “Maturity Date”), unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.6 Early Termination by Borrower. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Maturity Date, notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with a premium (the “Early Termination Premium”) equal to (a) 2.00% of the Maximum Amount if such termination occurs on or before September 21, 2000, and (b) 1.00% of the Maximum Amount if such termination occurs after September 21, 2000 but prior to six months before the Termination Date. If such termination occurs within six months of the Termination Date there shall not be an Early Termination Premium.

2.5 Section 7.20 of the Agreement is hereby amended to read as follows:

“7.20 Financial Covenant. Fail to maintain Tangible Net Worth of at least the following amounts at all times during the term of this Agreement, measured on a fiscal quarter ending basis:

Quarter Ending	Minimum Tangible Net Worth
September 30, 1999 and
December 31, 1999	$24,000,000
March 31, 2000 and
June 30, 2000	30,000,000
September 30, 2000 and
December 31, 2000	$50,000,000

Provided, however that Foothill shall be entitled to reset this financial covenant for each fiscal quarter after December 31, 2000, based upon Borrower’s financial projections for the year 2001.

        4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

        5. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

        6. CONDITIONS PRECEDENT AND SUBSEQUENT. The effectiveness of this Amendment is expressly conditioned upon the following:

(a) Payment by Borrower to Foothill of a portion of an amendment fee in the aggregate amount of $20,000 on October 1, 1999, such fee to be charged to Borrower’s loan account pursuant to Section 2.6(e) of the Agreement. The total of the amendment fee is $100,000, which is fully-earned as of the date of this Amendment. The balance of such fee shall be payable in four quarterly installments of $20,000 each payable on January 1, 2000, April 1, 2000, July 1, 2000, and October 1, 2000; and

        (b) Receipt by Foothill of an executed copy of this Amendment.

        Within 30 days of the date of this Amendment, Borrower shall provide Foothill with an update list of Borrower’s trademarks, service marks and patents.

        7. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

        8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

FOOTHILL CAPITAL CORPORATION, a California corporation

By: /s/ KEVIN M. COYLE Title: SR. VICE PRESIDENT

SILICON STORAGE TECHNOLOGY, INC., a California corporation

By: /s/ JEFFREY L. GARON Title: VP/CFO